UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

Apricus Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 27, 2016, Apricus Biosciences, Inc. (the “Company”) and certain investors listed therein (the “Investors”) mutually agreed to terminate that certain Securities Purchase Agreement, dated September 22, 2016 (the “Original Agreement”), effective immediately. No shares of common stock were sold under the Original Agreement and no additional shares of the Company’s common stock will be offered or sold pursuant to the Original Agreement or the prospectus supplement dated as of September 22, 2016 and filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2016. The parties terminated the Original Agreement in order to conduct a new registered direct offering pursuant to a new purchase agreement with the Investors, with such offering being at “market value” for purposes of Nasdaq Stock Market Rule 5635(d).

On September 27, 2016, the Company entered into a new Securities Purchase Agreement (the “Purchase Agreement”) with (the Investors) for the sale by the Company of 13,142,858 shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $0.345 per share (the “Purchase Price”). Concurrently with the sale of the Common Shares, pursuant to the Purchase Agreement the Company also sold warrants to purchase 0.75 shares of Common Stock (the “Warrants”). The aggregate gross proceeds for the sale of the Common Shares and Warrants will be approximately $4.5 million. Subject to certain ownership limitations, the Warrants will be exercisable six months following the closing date at an exercise price equal to $0.45 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the initial exercise date. The closing of the sales of these securities under the Purchase Agreement is expected to occur on September 28, 2016.

The net proceeds to the Company from the transactions, after deducting the placement agent’s fees and expenses but before paying the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $4.2 million. The Company intends to use the net proceeds from the transactions for general corporate and working capital purposes.

The Common Shares (but not the Warrants or shares issuable upon exercise of the Warrant) were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on August 12, 2014 and subsequently declared effective on August 25, 2014 (File No. 333-198066) (the “Registration Statement”), and a related prospectus.

The Warrants and the shares issuable upon exercise of the Warrants are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement and the Warrant, are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

As previously disclosed, the Company entered into an engagement letter (the “Engagement Letter”) on September 20, 2016 with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the Common Shares and Warrants. The Company has agreed to pay Wainwright an aggregate fee equal to 7.0% of the gross proceeds received by the Company from the sale of the securities in the transaction. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright or its designees warrants to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the transactions (the “Wainwright Warrants”). The Engagement Letter has a six month tail and right of first offer period (subject to certain limitations), indemnity and other customary provisions for transactions of this nature. The Wainwright Warrants have substantially the same terms as the Warrants, except that the Wainwright Warrants will have a term of five years and an exercise price equal to 125% of the Purchase Price. The Wainwright Warrants and the shares issuable upon exercise of the Wainwright Warrants will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws. The Company will also pay Wainwright a reimbursement for legal fees and expenses of the placement agent in the amount of $50,000.

The Engagement Letter is filed as Exhibit 10.2, to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2016. The foregoing summary of the terms of the Engagement Letter is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The information contained above in Item 1.01 related to the termination of the Original Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Warrants and the Wainwright Warrants is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

5.1	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

Forward Looking Statements.

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” , or expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include the completion of the sale of the Company’s securities and the amount and use of the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risk and uncertainties inherent in the Company’s business, including, without limitation: the satisfaction of customary closing conditions related to the sale of the Company’s securities and other risks detailed in the periodic reports the Company files with the Securities and Exchange Commission and in the Company disclosure filed herewith as Exhibit 99.1. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: September 28, 2016	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant

5.1	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)